                                                                  Exhibit 10.4.1

                             EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 8th day of January, 1998 by and between JUST FOR FEET, INC., an Alabama corporation (the "Company"), and ADAM J. GILBURNE (the "Executive"), an individual.

    For and in consideration of the mutual covenants described below, the parties hereto agree as follows:

    1. EMPLOYMENT. The Company agrees to employ Executive, and Executive agrees to accept such employment, upon the following terms and conditions. The Agreement supersedes and cancels that certain Employment Agreement between Company and Executive dated March 15, 1994.

    2. DUTIES. Executive shall assume the responsibilities and perform the duties of President, Superstore Division of the Company. Such duties may be revised from time to time at the sole discretion of the Board of Directors of the Company, and Executive shall perform such duties as the Company may direct from time to time. Executive agrees to devote his full time and energy to the furtherance of the business of the Company and shall be loyal to the Company and use his best efforts to further its interests, and shall not during the term hereof, without the prior written consent of the Company, work or perform services in any advisory or other capacity for any individual, firm, company, or corporation other than for the Company.

    3.   COMPENSATION.

    3.1  Base Salary.  The Company shall pay Executive as compensation for all
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the services to be rendered by Executive hereunder a base salary equal to a rate of $300,000 per year ("Base Salary") for each of the years during the Initial Term hereof (as hereinafter defined). Thereafter, if this Agreement is extended pursuant to Section 4.1 below, Executive's base salary shall be subject to review and increase in the discretion of the Board of Directors. Executive's salary shall be payable beginning with the period starting January 8, 1998 in equal monthly installments and shall be prorated on a daily basis for the years in which Executive commences and terminates his employment pursuant to this Agreement. The Company's obligation to pay Executive any compensation shall cease upon termination of Executive's employment with the Company; provided, however, if Executive's employment is terminated due to his death, Company shall pay to the estate of Executive his Base Salary for one year in twelve (12) equal monthly payments.

    3.2  Bonus.
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    Executive shall be eligible to receive a performance-based bonus during each year of his employment hereunder beginning with the year ending January 31, 1998 equal in an amount up to fifty percent (50%) of Base Salary per year. Such bonus shall be based on the performance of the Company and shall be calculated and paid to Executive on the same basis as the Company's Chief Executive Officer is paid a bonus (i.e., if the Chief Executive Officer is paid twenty-five percent (25%) of his bonus, Executive will be paid twenty-five percent (25%) of his bonus (12.5%)).

    3.3  Stock Options.  Subject to Executive's execution of and compliance with
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the terms of that certain Just For Feet, Inc. Incentive Stock Option Agreement substantially in the form attached hereto as Exhibit A, which executed agreement shall in all respects be in form and substance satisfactory to the Company, Executive is hereby granted options to acquire 100,000 shares of the common stock of the Company.

    3.4  Other Benefits.  Executive shall be entitled to receive health and
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dental insurance benefits, vacation benefits and other benefits substantially similar to those provided to other executives of the Company. Company shall have the right to change said benefit program at any time or times.

    3.5  Reimbursement of Expenses.  In addition to the compensation described
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in this Agreement, Employee shall be entitled to reimbursement by Company for all actual, reasonable and direct expenses incurred by him in the performance of his duties hereunder, provided such expenses are properly characterized as being business expenses that are properly tax deductible for Company, and further provided that such expenses were incurred only in accordance with the policies and procedures established by the Board of Directors from time to time.
Employee shall provide Company with written documentation of such expenses in form complying with the records required of Company by the Internal Revenue Service and appropriate state authorities for tax deductibility purposes in such cases, and reimbursement for each item of approved expense shall be made within a reasonable time after receipt by Company of the written documentation thereof.

    3.6  Vacation.  The Employee shall be entitled to two (2) weeks annual paid
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vacation and such holidays as the Board of Directors may approve. In the event of any termination of employment, Executive shall not be entitled to receive payment for any unused vacation time.

    3.7  Withholdings.  All amounts payable to Executive pursuant to this
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Agreement shall be subject to all applicable withholdings as required by all laws.

    4.   TERM AND TERMINATION.

    4.1  Term.  This Agreement shall be effective upon the date first set forth
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above and, unless earlier terminated as provided herein, shall remain in full force and effect for an initial period which ends on January 7, 2003 (the "Initial Term"). This Agreement may be renewed on the same terms and conditions for additional successive periods of one (1) year upon the execution of a written agreement by the parties hereto.

    4.2  Termination.  Notwithstanding anything contained herein to the
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contrary, the Company may terminate Executive's employment immediately for cause. For purposes of this Agreement, "for cause" shall mean the occurrence of the following: (i) the commission of any act of fraud, dishonesty, misappropriation or moral turpitude on the part of the Executive, (ii) a material breach by the Executive of, or a material failure by the Executive to perform, his duties and obligations hereunder, (iii) continued neglect by Executive in fulfilling his duties as an executive officer of the Company as a result of alcoholism, addiction to illegal substances, or excessive unauthorized absenteeism, after written notification from the Board of Directors of such neglect, setting forth in detail the matters involved and Employee's failure to cure the problem resulting in such neglect within a reasonable time thereafter,
(iv) the Executive becomes Completely Disabled (as hereinafter defined), or (v) the death of Executive. For purposes of this Agreement, "Completely Disabled" shall mean Executive's inability, due to illness, accident or any other physical or mental incapacity, to perform the duties provided for herein for an aggregate of 91 days during any period of 180 consecutive days during the term hereof. In addition, termination of Executive's employment upon the occurrence of any act specified in (i) through (iii) above shall result, to the extent not otherwise prohibited by law, in Executive's loss of any benefits provided by the Company.

    4.3  Return of Property.  Upon termination of employment for any reason,
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Executive shall return immediately to the Company all documents, property, and other records of the Company, and all copies thereof, within Executive's possession, custody or control, including but not limited to any materials containing any Trade Secrets or Confidential Information (each as defined below) or any portion thereof.

    5.   TRADE SECRETS AND CONFIDENTIAL INFORMATION.

    5.1  Confidentiality.  The Company may disclose to Executive certain Trade
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Secrets and Confidential Information (each as defined below). Executive acknowledges and agrees that the Trade Secrets and Confidential Information are the sole and exclusive property of the Company (or a third party providing such information to the Company) and that the Company or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property rights laws. Executive acknowledges and agrees that the disclosure of the Trade Secrets and Confidential Information to Executive does not confer upon Executive any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information. Executive may use the Trade Secrets and Confidential Information solely for the benefit of the Company while Executive is employed or retained by the Company. Except in the performance of services for the Company, Executive will hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Trade Secrets or the Confidential Information or any portion thereof. Executive agrees to return to the Company, upon request by the Company, the Trade Secrets and Confidential Information and all materials relating thereto.

    5.2  Duration.  Executive's obligations under this Agreement with regard to
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the Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law. Executive acknowledges that its obligations with regard to the Confidential Information shall remain in effect while Executive is employed or retained by the Company and for five (5) years thereafter. As used herein, "Trade Secrets" means information of the Company, its licensors, suppliers, customers, or prospective licensors or customers, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, financial information, marketing strategies and advertising campaigns, information regarding Company's executives and employees, and the terms and conditions of this Agreement. For purposes of this Agreement, "Confidential Information" and "Trade Secrets" shall not include the following:
(i) anything or any information that was or becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) was available to the Executive on a nonconfidential basis prior to its disclosure to the Executive by the Company, (iii) becomes available to the Executive on a nonconfidential basis from a source other than the Company, provided that such source is not prohibited from disclosing such information by a contractual or legal obligation to the Company of such information, or (iv) that the Executive can conclusively show by documentary evidence was independently developed by the Executive without use of any information disclosed to Executive by the Company. Executive and the Company acknowledge that the intent of this Section 5 is not to restrict Executive's employment following his tenure with the Company, but rather it is to protect the rights that the Company has in its Trade Secrets and Confidential Information.

    6. COVENANT NOT TO COMPETE. Employee acknowledges to Company that before becoming an employee of Company that Employee was not engaged in any business like or similar to that engaged in by the Company and that all of Employee's knowledge concerning the Company's business has been learned and obtained while an employee of the Company.

    6.1  Term.  Executive will not, during the term of his employment with the
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Company and for a period of two (2) years after termination for any reason of his employment with the Company, directly or indirectly, engage in or carry on within a fifty (50) mile radius of any of the Company's retail outlets existing upon the date of termination of such employment (the "Territory"), any business, like or similar to that engaged in by Company, either individually or as a stockholder, director, officer, consultant, independent contractor, Executive, agent, member or otherwise of or through any corporation, partnership, association, joint venture, firm, individual or otherwise, or in any other capacity: The above two (2) year period shall be extended by any period of time during which Executive is in default of the covenants contained in this Agreement.

    6.2  Remedies.  In the event of a breach or threatened breach by Executive
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of all or any part of the provisions of Section 6.1, the Company shall be entitled to an injunction restraining Executive from such breach without limiting any other rights or remedies available to the Company for such breach or threatened breach.

    6.3  Exclusions.  Notwithstanding any provision to the contrary herein
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contained, Section 6.1 shall not apply:

         Upon the termination of the Executive's employment by the Company other than for cause within one (1) year following a Sale of the Company.

    6.4  Sale of Company.
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    (a) In the event of a Sale of the Company following the execution of this Agreement, Executive expressly agrees that the terms and conditions set forth in this Section 6 shall be binding upon Executive and shall be fully enforceable by the successor to the Company.

    (b) For purposes of this Agreement, "Sale of the Company" shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), or (ii) consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company; unless, following such acquisition of beneficial ownership or transaction (A) more than 60% of the then outstanding shares of common stock of the Person resulting from such reorganization, merger or consolidation, or (B) more than 60% of the then outstanding shares of common stock of the Person acquiring such beneficial ownership or assets, and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors of such Person, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition or transaction, in substantially the same proportion as their ownership of Outstanding Common Stock and Outstanding Voting Securities prior to such event.

    7. CUSTOMER NON-SOLICITATION. Executive agrees that for a period of eighteen (18) months immediately following termination of Executive's employment with the Company for any reason, including, without limitation, voluntary resignation from employment by Executive (the "Non-Solicitation Period"), Executive shall not, on Executive's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of the Company, or any representative of any customer or prospect of the Company, with a view to selling or providing any product or service competitive or potentially competitive with any product or service sold or provided or under development by the Company during the time of two (2) years immediately preceding cessation of Executive's employment with the Company, provided that the restrictions set forth in this paragraph shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company, with which Executive had contact during such two (2) year period. Executive acknowledges that the Company provides products and services to customers throughout the Territory.

    8. EMPLOYEE NON-SOLICITATION. Executive agrees that Executive shall not call upon, solicit, recruit, or assist others in calling upon, recruiting or soliciting any person who is or was an employee of the Company within the Non-Solicitation Period, for the purpose of having such person work in any other corporation, association, entity, or business engaged in providing products or services of the same or similar kind as offered by the Company.

    9. EQUITABLE RELIEF. The parties to this Agreement acknowledge that a breach by Executive of any of the terms or conditions of this Agreement will result in irrevocable harm to the Company and that the remedies at law for such breach may not adequately compensate the Company for damages suffered. Accordingly, Executive agrees that in the event of such breach, the Company shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit the Company's right to any remedies at law, including the recovery of damages for breach of this Agreement.

    10. ARBITRATION. Any difference, claim or matter in dispute arising between the parties out of this Agreement or connected therewith (other than claims by the Company to enforce the provisions of Paragraphs 6 through 9 hereof) shall be submitted by them to arbitration by a panel of three arbitrators appointed by and in accordance with the rules of the American Arbitration association. The determination or decision rendered by the arbitrators shall be final and absolute. The arbitrators shall apply Alabama law and the arbitration shall take place in Birmingham, Alabama. The decision of the arbitrators may be entered as a judgment in any court of the State of Alabama or elsewhere.

    11.   CHANGE IN CONTROL OF THE COMPANY.
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    11.1 Subject to Section 11.2 hereof, the Company shall pay the Executive the payments described in this Section 11.1 (the "Change of Control Payments") upon the termination of the Executive's employment following a Change in Control and during the term of this Agreement, in addition to any of the then unpaid compensation and benefits previously required to be paid to Executive through the date of termination, unless such termination is (i) by the Company for cause, or (ii) by reason of death, disability (as defined in Section 4.2) or voluntary resignation or retirement of Executive. The Change of Control Payments shall be as follows:

    (a) In lieu of any further salary payments to the Executive for periods subsequent to the date of termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to two (2) times the Executive's annual Base Salary in effect immediately prior to the occurrence of the event or circumstance upon which the notice of termination is based which severance payment shall be paid in twenty-four (24) equal payments on the first (1st) day of each month beginning on the first (1st) day of the month following termination;

    (b) The Company shall pay to the Executive (i) a lump sum amount, in cash, equal to the sum of any annual and quarterly performance or discretionary bonuses which have been allocated or awarded to the Executive for a completed fiscal year preceding the date of termination but has not yet been paid (pursuant to Section 3.3 hereof or otherwise), and (ii) a pro rata portion of any annual and quarterly performance or discretionary bonuses for the fiscal year in which the date of termination occurs, determined by multiplying the Executive's bonuses awarded or paid for the most recently completed fiscal year by a fraction, the numerator of which shall be the number of full days the Executive was employed by the Company during the fiscal year in which the Executive's date of termination occurred and the denominator of which shall be three hundred and sixty-five (365) days which shall be paid in twelve (12) equal monthly payments on the first (1st) day of each month beginning on the first
(1st) day of the month following termination; and

    (c) For a twelve (12) month period after the date of termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the notice of termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 11.1(c) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the twelve (12) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive). If the benefits provided to the Executive under this Section 11.1.(c) shall result in a decrease, pursuant to Section 11.2, in the Change of Control Payments and these
Section 11.1(c) benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt of comparable benefits, the Company shall, at the time of such reduction, pay to the Executive the lesser of (a) the amount of the decrease made in the Change of Control Payments pursuant to
Section 11.2, or (b) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by the Company by reason of section 280G of the Code.

    11.2 Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with and contingent on a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) (all such payments and benefits, including the Change of Control Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part), by the Company, an affiliate or person making such payment or providing such benefit, as a result of section 280G of the Code, then, to the extent necessary to make the remaining portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement), (A) the cash Change of Control Payments and/or other cash payments provided for hereunder, in each case, to the extent still unpaid, shall first be reduced (if necessary, to zero), and (B) all other noncash Change of Control Payments and/or other noncash benefits provided for hereunder, in each case, to the extent still unfurnished, shall next be reduced (if necessary, to zero), and
(C) the Executive shall have no right to receive hereunder, and neither the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person shall be obligated to make, pay or furnish to the Executive hereunder any payment or benefit in excess of those payments or benefits provided hereunder as reduced, if applicable, pursuant to clause (A) or clause (B) above. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Change of Control Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

    If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Section 11.2, the aggregate "parachute payments" paid to or for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of section 280G of the Code, then the Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that could have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of section 280G of the Code; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Executive's receipt of such excess until the date of such payment.

    11.3 The payments and other items provided for in Section 11.1 hereof shall be made as set forth therein or if not set forth therein not later than the fifteenth (15th) day following the date of termination or the date of exercise by Executive of any of Executive's rights hereunder; provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 11.2 hereof, cannot be finally determined on or before such time, the Company shall pay to the Executive on each payment date an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined and at the time or times set forth in Section 11.1. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section 11.3, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

    11.4 The Company also shall pay to the Executive all legal and accounting fees and expenses incurred by the Executive as a result of a termination which entitles the Executive to the Change of Control Payments (including all such fees and expenses, if any, incurred in disputing any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made within fifteen (15) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

    11.5 For purposes of this Agreement, the following terms shall have the meanings indicated below:

          (i) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               (I) any persons becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates, as such term is defined in the rules and regulations of the Securities and Exchange Commission) representing 50.1% or more of the combined voting power of the Company's then outstanding securities; or

               (II) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (I), (III) or (IV) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (III) the shareholders of the Company approve a merger or statutory share exchange of the Company with any other corporation, other than (i) a merger or statutory share exchange which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or statutory share exchange, or (ii) a merger or statutory share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

               (IV) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (iii) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, of any one of the following acts by the Company, or failures by the Company to act:

                 (I) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                 (II) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                 (III) the relocation of the Company's principal executive offices to a location outside a forty (40) mile radius from the city limits of Birmingham, Alabama or the Company's requiring the Executive to be based anywhere other than the metropolitan area in which the Executive is based immediately prior to the Change in Control except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                 (IV) the failure by the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                 (V) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's stock option, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control; or

               (VI) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, dental, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

provided, that, the Executive's right to terminate Executive's employment for
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Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness and the Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (iv) "person" shall mean legal person, whether an individual or an entity, as the context may require.

    12. SEVERABILITY. Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to Section 13 if held to be unreasonable or enforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

    13. REFORMATION. If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, Employee hereby consents to and affirmatively requests that said court reform the covenant or promise so as to be reasonable and enforceable and that said court enforce the covenant or promise as so reformed.

    14.   GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE

GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF ALABAMA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, MAY BE BROUGHT IN THE CIRCUIT COURT OF JEFFERSON OR SHELBY COUNTY, ALABAMA, OR ANY OTHER COURT OF THE STATE OF ALABAMA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ALABAMA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EMPLOYEE HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EMPLOYEE HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING.

    15. MISCELLANEOUS. This Agreement shall not be amended or modified except by a writing executed by both parties. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Due to the personal nature of this Agreement, Executive shall not have the right to assign Executive's rights or obligations under this Agreement without the prior written consent of Company. This Agreement and any attached exhibits represent the entire understanding of the parties concerning the subject matter hereof and supersede all prior communications, agreements and understandings, whether oral or written, relating to the subject matter hereof. All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered to the address provided below such party's signature (as may be amended by notice from time to time), by hand, by courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid. Exhibit A attached hereto is incorporated herein by this reference.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the date first above written.


                              JUST FOR FEET, INC.



                              By: /s/ Harold Ruttenberg
                                 ----------------------------------------------
                              Title: Chairman and Chief Executive Officer
                                    -------------------------------------------

                                      [CORPORATE SEAL]

                              Address:

                              7500 Cahaba Valley Parkway
                              Birmingham, Alabama 35242

                              EXECUTIVE:


                              /s/ Adam J. Gilburne
                              --------------------------------------(SEAL)
                              ADAM J. GILBURNE


                              Address:

                              _________________
                              _________________